Exhibit 99.1
LAUREATE EDUCATION ANNOUNCES SPECIAL CASH DIVIDEND

MIAMI, October 24, 2022 (PR NEWSWIRE) – Laureate Education, Inc. (NASDAQ: LAUR) (the “Company”) today announced that its board of directors approved the payment of a special cash dividend (the “Dividend”) equal to $0.68 per each share of the Company’s Common Stock, par value $0.004 per share, to each holder of record on November 4, 2022. The Dividend is scheduled to be paid on November 17, 2022. Based on the current number of shares outstanding, the aggregate amount of the Dividend is expected to be approximately $112 million.

Eilif Serck-Hanssen, President and Chief Executive Officer, said, “Our business is continuing to enjoy strong growth as a result of our proven operating model, market-leading brands, and commitment to academic quality. This, combined with our solid financial position, enables us to continue to return capital to our shareholders.”

The Dividend will be taxable to holders of Company common stock. The Dividend will be treated as a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that the Dividend exceeds the Company’s current and accumulated earnings and profits, the Dividend will first be treated as a non-taxable return of capital, causing a reduction in the tax basis of a holder’s shares, and any amounts in excess of a holder’s tax basis will result in capital gain.

The determination of the Company’s current and accumulated earnings and profits as relevant for purposes of the Dividend depends on the Company’s financial results for the 2022 taxable year and a review of certain other factors. Following the close of the 2022 taxable year and an evaluation of the Company’s earnings and profits, the Company will make appropriate disclosure as to the portion of the Dividend, if any, that was paid out of the Company’s current or accumulated earnings and profits.
All holders of Company common stock should consult their own tax advisors to determine the particular tax consequences to them of the Dividend, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

Forward-Looking Statements
This press release includes certain statements which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the impact of the Dividend and the amount, timing, process, tax treatment and impact of any future dividends represent forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 24, 2022, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

About Laureate Education, Inc.

Laureate Education, Inc. operates five higher education institutions across Mexico and Peru, enrolling more than 375,000 students in high-quality undergraduate, graduate, and specialized degree programs through campus-based and online learning. Our universities have a deep commitment to academic quality and innovation, strive for market-leading employability outcomes, and work to make higher education more accessible. At Laureate, we know that when our students succeed, countries prosper, and societies benefit.

Investor Relations Contact:
ir@laureate.net
Media Contact:
Adam Smith
Laureate Education, Inc.
adam.smith@laureate.net
U.S.: +1 (443) 255 0724